RIGHTS AGREEMENT

between

DAKTRONICS, INC.

and

WELLS FARGO BANK, N.A.

dated as of August 28, 2008

- ii -

RIGHTS AGREEMENT

This Rights Agreement, dated as of August 28, 2008 (this “Agreement”), is by and between Daktronics, Inc., a South Dakota corporation (the “Company”), and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”).

WITNESSETH

WHEREAS, on November 19, 1998 the Board of Directors of the Company (the “Board”) approved and adopted a Rights Agreement (the “1996 Agreement”) pursuant to which preferred stock purchase rights were distributed to holders of the Company’s common stock of record on December 9, 1998;

WHEREAS, the rights issued pursuant to the 1998 Agreement will expire at the close of business on November 19, 2008, and the 1998 Agreement will thereupon terminate; and

WHEREAS, on August 28, 2008 (the “Rights Dividend Declaration Date”), the Board determined to extend the protections similar to those provided by the 1998 Agreement by authorizing and declaring a dividend distribution of one new Right for each share of common stock, no par value, of the Company (the “Common Stock”) outstanding at the close of business on November 19, 2008 (the “Record Date”), to replace the rights previously issued pursuant to the 1998 Agreement, and the Board has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Sections 11, 13 or 24) for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company’s treasury) and the Distribution Date, each Right (initially, a “Right” and collectively the “Rights”) initially representing the right to purchase one-tenth of a Common Share of the Company, all upon the terms and subject to the conditions hereinafter set forth, and directed the issuance of one Right for each Common Share issued between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.   Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)       “Acquiring Person” shall mean any Person, other than an Exempt Person, who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (other than as a result of a Permitted Offer (as hereinafter defined)). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares then outstanding by reason of Common Share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares, then such Person shall be deemed to be an “Acquiring Person”; or (ii) who beneficially owns 15% or more of the outstanding Common Shares but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), a sufficient number of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Shares; or (iii) who beneficially owns Common Shares consisting solely of one or more (A) Common Shares beneficially owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into before a Section 11(a)(ii) Trigger Date, (B) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares), beneficially owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding Common Shares.

(b)	“Act” shall mean the Securities Act of 1933, as amended.
(c)	“Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii).

(d)       “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

(e)       “Agreement” shall have the meaning set forth in the preamble clause at the beginning hereof.

(f)        A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially" own," any securities:

(i)        which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, beneficially owns;

(ii)       which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time before the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person’s Affiliates or Associates before the Distribution Date or pursuant to Section 3(a) or Section 22 (the “Original Rights”) or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights; the right (sole or shared) to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any comparable or successor rule, whether or not the Company is subject to the Exchange Act), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this Section 1(f)(ii)(B) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act (and if such provisions are not applicable by law such proxy or solicitation is made in substantially the same manner as if such provisions were applicable), and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) (and if the Company is not subject to the Exchange Act, would not be then reportable if the Company was subject to the Exchange Act); or

(iii)      which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Section 1(f)(ii)(B)(1) or disposing of such securities.

Notwithstanding anything in this definition to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person is deemed to own beneficially hereunder.

(g)       “Board” shall have the meaning set forth in the recital clause at the beginning of this Agreement.

(h)       “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(i)	“Close of business” on any given date shall mean 5:00 p.m., Minneapolis, Minnesota time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 p.m., Minneapolis, Minnesota time on the next succeeding Business Day.

(j)	“Committee” shall have the meaning set forth in Section 23(c).

(k)       “Common Shares,” when used with reference to the Company, shall mean the shares of Common Stock, no par value, of the Company. “Common Shares,” when used with reference to any Person other than the Company, shall mean: (i) in the case of Persons organized in corporate form, the shares of capital stock or units of equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control or direct the management of such first-mentioned Person, and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

(l)        “Company” shall have the meaning set forth in the preamble clause at the beginning of this Agreement.

(m)	“Current Market Price” shall have the meaning set forth in Section 11(d).
(n)	“Current Value” shall have the meaning set forth in Section 11(a)(iii).
(o)	“Distribution Date” shall have the meaning set forth in Section 3(a).

(p)       “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(a)(iii).

(q)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)	“Exchange Ratio” shall have the meaning set forth in Section 24(a).

(s)        “Exempt Person(s)” shall mean the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

(t)	“Expiration Date” shall have the meaning set forth in Section 7(a).

(u)       “Final Expiration Date” shall mean the close of business on November 19, 2018.

(v)	“Offer Date” shall have the meaning set forth in Section 23(d)(i).

(w)	“Original Rights” shall have the meaning set forth in Section 1(f)(i)(B)(3).

(x)       “Outside Directors” shall mean members of the Board who are not officers of the Company or any of its Subsidiaries and who are not Acquiring Persons or representatives, nominees, Affiliates or Associates of Acquiring Persons.

(y)       “Permitted Offer” shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, before the purchase of Common Shares under such tender or exchange offer, by at least a majority of the Outside Directors to be adequate (taking into account all factors that the Outside Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made), taking into account all factors that the Outside Directors may deem relevant.

(z)       “Person” shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

(aa)	“Principal Party” shall have the meaning set forth in Section 13(b).

(bb)     “Purchase Price” shall have the meaning set forth in Section 4(a), and shall initially be as set forth in Section 7(b).

(cc)      “Qualified Offer” shall mean a tender offer for all outstanding shares of Common Stock which meets all of the following requirements:

(i)        the same per share price and consideration is offered for all shares of Common Stock in the Qualified Offer, provided that such per share price and consideration is no less than the then Current Market Price for shares of Common Stock;

(ii)       the consideration is at least 80 percent cash (and any non-cash portion is comprised of shares listed on The NASDAQ Global Market or national exchange, to be adjusted to reflect any decrease in the value of such shares prior to the consummation of the Qualified Offer) and is to be paid upon consummation of the Qualified Offer for all tendered or exchanged shares of Common Stock in the Qualified Offer;

(iii)      on or before the date such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor Rule), such Person making the offer:

(A)      has on hand cash or cash equivalents for the full amount necessary to consummate such offer and has irrevocably committed in writing to the Company to utilize such cash or cash equivalents for purposes of such offer if consummated and to set apart and maintain available such cash or cash equivalents for such purposes until the offer is consummated or withdrawn; or

(B)      has all financing in the full amount necessary to consummate such offer and has:

(1)       entered into, and provided to the Company certified copies of, definitive financing agreements (including exhibits and related documents) for funds for such offer which, when added to the amount of cash and cash equivalents available, committed in writing, set apart and maintained in the same manner as described in clause (A) above, are in an amount not less than the full amount necessary to consummate such offer, which agreements are with one or more responsible financial institutions or other entities having the necessary financial capacity and ability to provide such funds, and are subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Company, conditions based on the accuracy of any information concerning the Company, or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing); and

(2)       provided to the Company copies of all written materials prepared by such Person for such financial institutions in connection with entering into such financing agreements; provided that, “the full amount necessary to consummate such offer” in either clause (A) or (B) above shall be an amount sufficient to pay for all shares of Common Stock outstanding on a fully diluted basis the cash portion of the consideration pursuant to the offer and the second-step transaction required by clause (v) below and all related expenses;

(iv)      the offering Person requests the Company to call a special meeting of the Company’s shareholders for the purpose of voting on a resolution accepting such offer and authorizing the redemption of the Rights, and the offer contains a written agreement of such Person to pay (or share with any other offering Person) at least one-half of the Company’s costs of such special meeting;

(v)       such offer remains open for at least 30 Business Days; provided, however, that (x) if there is any increase in the price of such offer, such offer must remain open for at least an additional 20 Business Days after the last such increase, (y) such offer must remain open for at least 20 Business Days after the date that any bona fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share in excess of that provided for in such offer, and (z) such offer must remain open for at least 20 Business Days after the date, if any, on which such Person reduces the per share price offered in accordance with clause (vii)(y) below (provided, in the case of each of clauses (x), (y) and (z) above, in no event will such offer have been outstanding for less than 30 Business Days); provided further, however, that such offer need not remain open, as a result of this clause (v), beyond (1) the time which any other offer satisfying the criteria for a Qualified Offer is then required to be kept open under this clause (v), or (2) the scheduled expiration date, as such date may be extended by public announcement on or before the then scheduled expiration date, of any other tender or exchange offer for Common Stock with respect to which the Board has agreed to redeem the Rights immediately before acceptance for payment of Common Stock thereunder (unless such other offer is terminated before its expiration without any Common Stock having been purchased thereunder);

(vi)      such offer is accompanied by a written opinion, in customary form, of a nationally recognized investment banking firm which is addressed to the Company and the holders of Common Stock other than such Person and states that the price to be paid to holders pursuant to the offer is fair from a financial point of view to such holders and includes any written presentation of such firm showing the analysis and range of values underlying such conclusions and such written opinion and any such presentation is updated and provided to the Company within two Business Days before the date such offer is consummated;

(vii)     before or on the date that such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, such Person makes an irrevocable written commitment to the Company and, with respect to clause (x), to its shareholders, (x) to consummate a transaction or transactions promptly upon the completion of such offer (and in no event later than five Business Days thereafter), whereby all Common Stock not purchased in such offer will be acquired at the same cash price per share paid in such offer, subject only to the condition that the Board of Directors shall have granted any approvals required to enable such Person to consummate such transaction or transactions following consummation of such offer without obtaining the vote of any other stockholder, (y) that such Person will not make any amendment to the original offer which reduces the per share price offered (other than a reduction to reflect any dividend declared by the Company, other than a regular quarterly dividend, after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of reclassification, recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, or reduces the number of shares being sought or which is in any other respect materially adverse to the Company’s stockholders, and (z) that neither such Person nor any of its Affiliates or Associates will make any offer for or purchase any equity securities of the Company for a period of one year after the commencement of the original offer if such original offer does not result in the tender of at least two-thirds (2/3) of the outstanding shares of Common Stock not owned by such Person (including its Affiliates and Associates), unless another tender offer by another party for all outstanding Common Stock is commenced that (a) constitutes a Qualified Offer (in which event, any new offer by such Person or of any Affiliates or Associates must be at a price no less than that provided for in such original offer) or (b) is approved by the Board of Directors of the Company (in which event any new offer by such Person or of any of its Affiliates or Associates must be at a price no less than that provided for in such approved offer); and

(viii)    in addition to each of the requirements set forth above, such offer is not subject to any financing, funding or similar condition, nor any condition relating to completion of or satisfaction with any due diligence or similar investigation, and, subject to the foregoing, otherwise provides for usual and customary terms and conditions.

(dd)     “Record Date” shall have the meaning set forth in the recital clause at the beginning of this Agreement.

(ee)	“Redemption Date” shall have the meaning set forth in Section 7(a).
(ff)	“Redemption Price” shall have the meaning set forth in Section 23(b).
(gg)	“Resolution” shall have the meaning set forth in Section 23(d)(i).

(hh)     “Rights” shall have the meaning set forth in the recital clause at the beginning of this Agreement.

(ii)       “Rights Agent” shall have the meaning set forth in the preamble clause at the beginning of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the provisions of this Agreement, “Rights Agent” shall mean and include each such Person.

(jj)	“Rights Certificates” shall have the meaning set forth in Section 3(a).

(kk)     “Rights Dividend Declaration Date” shall have the meaning set forth in the recital clause at the beginning of this Agreement.

(ll)       “Section 11(a)(ii) Event” shall mean an event described in Section 11(a)(ii).

(mm)   “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(nn)     “Section 13 Event” shall mean any event described in clauses (i), (ii) or (iii) of Section 13(a).

(oo)	“Special Meeting” shall have the meaning set forth in Section 23(d)(i).

(pp)	“Spread” shall have the meaning set forth in Section 11(a)(iii).

(qq)     “Stock Acquisition Date” shall mean the date of first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(rr)       “Subsidiary” shall mean, with reference to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or equity interests is beneficially owned, directly or indirectly, or otherwise controlled by such first mentioned Person.

(ss)      “Substitute Consideration” shall have the meaning set forth in Section 11(a)(iii).

(tt)	“Substitution Period” shall have the meaning set forth in Section 11(a)(iii).
(uu)	“Trading Day” shall have the meaning set forth in Section 11(d).

(vv)     “Triggering Event” shall mean a Section 11(a)(ii) Event or any Section 13 Event.

Section 2.   Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall before the Distribution Date also be the holders of Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such additional co-Rights Agents as it may deem necessary or desirable.

Section 3.	Issue of Rights Certificates.
(a)	Until the first to occur of:

(i)        the close of business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or

(ii)       the close of business on the tenth Business Day (or such later date as may be determined by the Board, acting by a majority of the Outside Directors, before any Person has become an Acquiring Person, but in no event prior to the close of business on the Record Date) after the date that a tender or exchange offer (other than a Permitted Offer) by any Person (other than by an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule), if upon consummation thereof, such Person would be the

Beneficial Owner of 15% or more of the Common Shares then outstanding, (the first to occur of (i) and (ii) being herein referred to as the “Distribution Date”), (A) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall be deemed also to be certificates for Rights) and not by separate certificates and (B) the Rights will be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights certificates, in substantially the form of Exhibit A hereto (the “Rights Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b)       As promptly as practicable following the date of this Agreement, the Company will file this Rights Agreement, and a summary hereof, in substantially the form attached hereto as Exhibit B, on a Current Report on Form 8-K or other filing with the Securities and Exchange Commission. With respect to certificates for the Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Shares and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing Common Shares in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such Common Shares. Certificates issued after the Record Date upon the transfer of Common Shares outstanding on the Record Date shall bear the legend set forth in Section 3(c).

(c)       Rights shall be issued in respect of all Common Shares which are issued after the Record Date but before the earlier of the Distribution Date or the Expiration Date. Rights shall also be issued to the extent provided in Section 22 in respect of all Common Shares which are issued after the Distribution Date and before the Expiration Date. Certificates representing Common Shares (including, without limitation, certificates issued upon transfer or exchange of Common Shares) issued after the Record Date but before the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for the associated Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Daktronics, Inc. (the “Company”) and Wells Fargo Bank, N.A. (the “Rights Agent”) dated as of August 28, 2008 (the “Rights Agreement”), and as the same may be amended from time to time, the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from such holder. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights, whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

Until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Shares represented by certificates for Common Shares shall be evidenced by such certificates alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with such Common Shares, whether or not containing the foregoing legend. In the event that the Company purchases or acquires and cancels any Common Shares after the Record Date but before the earlier of the Distribution Date or the Expiration Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

Section 4.	Form of Rights Certificates.

(a)       The Rights Certificates (and the forms of election to exercise, certification and assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, national market system or over-the-counter market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per Common Share set forth therein (the “Purchase Price”), but the number of such shares and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b)       Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by a Person reasonably believed by at least a majority of the Outside Directors to be (i) an Acquiring Person or any Associate or Affiliate of any such Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such

Acquiring Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the Outside Directors has determined is part of an oral or written plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued to any such Person pursuant Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to such Person:

The Rights represented by this Rights Certificate are or were beneficially owned by a person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

The provisions of Sections 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

Section 5.	Countersignature and Registration.

(a)       The Rights Certificates shall be executed on behalf of the Company by its President and Chief Executive Officer, the Chief Financial Officer, or Treasurer, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof, which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b)       Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated by the Rights Agent as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the date of each of the Rights Certificates and whether each such Rights Certificate contains a legend as set forth in Section 4(b).

Section 6.   Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

(a)       Subject to the provisions of Section 4(b), Section 7(e), Section 14 and Section 20(k), at any time after the close of business on the Distribution Date, and at or before the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Common Shares (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have duly completed and executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and Section 20(k), countersign and deliver to each Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

(b)       Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.	Exercise of Rights; Purchase Price; Expiration Date.

(a)       Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)), in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to exercise and the certificate on the reverse side thereof duly completed and executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of Common Shares (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or before the first to occur of: (i) the Final Expiration Date; (ii) the time at which such Rights expire as provided in Section 13(d); (iii) the time at which such Rights are redeemed as provided in Section 23 (the “Redemption Date”); or (iv) the time at which such Rights are exchanged as provided in Section 24 (the first to occur of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).

(b)       The Purchase Price for each one-tenth of a Common Share purchasable pursuant to the exercise of a Right shall initially be $100.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a), and shall be payable in accordance with Section 7(c).

(c)       Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to exercise and certificate on the reverse side thereof duly completed and executed, accompanied by payment of the Purchase Price for the number of Common Shares (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or charge, the Rights Agent shall, subject to Section 14(b) and Section 20(k), thereupon promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent for such Common Shares) certificates for the total number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) promptly after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made by cash, certified bank check or money order payable to the order of the Company. If the Company determines to issue other securities of the Company, pay cash and/or distribute other assets pursuant to Section 11(a)(iii), the Company will make all arrangements necessary so that such other securities, cash and/or other assets are available for Distribution by the Rights Agent, if and when appropriate.

(d)       In case the registered holder of any Rights Certificate shall exercise less than all Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(e)       Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of any such Person, (ii) a transferee of an Acquiring Person or (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee before or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which at least a majority of the Outside Directors has determined is part of an oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and any holder of such Rights shall have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of a Rights Certificate or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of their respective Affiliates, Associates or transferees hereunder.

(f)        Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have (i) duly completed and executed the certificate following the form of assignment or election to exercise set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.   Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent.   The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Corporation (and at the expense of the Corporation), the Rights Agent shall provide to the Corporation or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

Section 9.	Reservation and Availability of Common Shares; Registration.

(a)       The Company covenants and agrees that it will cause to be reserved and kept available for issuance upon the exercise of outstanding Rights as many of its authorized and unissued Common Shares (and, following the occurrence of a Triggering Event, if applicable, any Equivalent Preferred Stock and/or other securities), which together at all times after the Distribution Date as provided in this Agreement, including pursuant to Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights.

(b)       If the Common Shares (or other securities, if applicable) issuable and deliverable upon the exercise of the Rights are listed or admitted for trading on any national securities exchange or included for quotation on any national market system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares and other securities reserved for such issuance to be listed or admitted for trading on such national securities exchange or included for quotation on any such national market system upon official notice of issuance upon such exercise.

(c)       The Company shall use its best efforts to (i) file, as soon as is practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, including in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement or statements under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form or forms, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing, and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company will also take such action as may be appropriate under; or to ensure compliance with, the securities or “blue sky” laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement or statements and permit it or them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction, if any, shall have been obtained.

(d)       The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares (or other securities, if applicable) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and, with respect to Common Shares or other shares of capital stock, fully paid and non-assessable.

(e)       The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Common Shares (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of Common Shares (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) to issue or deliver any certificates for a number of Common Shares (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10.   Common Shares Record Date. Each Person in whose name any certificate for a number of Common Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Common Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or other securities, as the case may be), fractional or otherwise, on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares (or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.   Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares or other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11:

(a)       (i) If the Company shall at any time after the date of this Agreement (A) declare a dividend on the outstanding Common Shares payable in Common Shares; (B) subdivide or split the outstanding Common Shares, (C) combine or consolidate the outstanding Common Shares into a smaller number of shares or effect a reverse stock split of the outstanding Common Shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of suchsubdivision, split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately before such date and at a time when the Company’s transfer books for the Common Shares were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11(a)(ii).

(ii)       Subject to Section 24 of this Agreement, if any Person (other than an Exempt Person) shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a), then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by ten times the number of tenths of a Common Share for which a Right is then exercisable, in accordance with the terms of this Agreement, in lieu of the number of one-tenth Common Shares for which such Right was exercisable immediately before the occurrence of such Section 11(a)(ii) Event, such number of whole Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by ten times the number of tenths of a Common Share for which such Right was exercisable immediately before the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the “Purchase Price” for each Right for all purposes of this Agreement) by 50% of the Current Market Price per Common Share (determined pursuant to Section 11(d) on the date of such first occurrence (such number of whole Common Shares, the “Adjustment Shares”); provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 shall apply, and no adjustment shall be made pursuant to this Section 11(a)(ii). The Company shall not enter into any transaction of the kind listed in this Section 11(a)(ii) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

(iii)      In the event that the number of Common Shares that are authorized by the Company’s Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of all of the exercisable Rights in accordance with Section 11(a)(ii), the Company shall: (A)

determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares and/or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock of the Company with rights, privileges and other terms substantially the same as the Common Shares (such shares of preferred stock are referred to herein as “Equivalent Preferred Stock”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (whichever substituted, the “Substitute Consideration”), having an aggregate value equal to the Current Value, where such aggregate value has been determined by at least a majority of the Outside Directors based upon the advice of an investment banking firm selected by at least a majority of the Outside Directors; provided, however, if the Company shall not have made adequate provision to deliver substitute consideration pursuant to clause (B) above within 30 days following the later of (x) the date of the occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares to the extent available and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If at least a majority of the Outside Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (xx) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (yy) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of Distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall give notice to the Rights Agent and either advise in writing all shareholders of record as of that date or issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a notice to the Rights Agent and either a written notice to all shareholders of record or a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), (xxx) the value of the Common Shares shall be the Current Market Price (as determined pursuant to Section 11(d)) per Common Share on the Section 11(a)(ii) Trigger Date, and (yyy) the value of any “Equivalent Preferred Stock” shall be deemed to have the same value as a Common Share on such date.

(b)       In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per Common Share, if a security convertible into Common Shares) less than the Current Market Price (as determined pursuant to Section 11(d)) per Common Share on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase, at such Current Market Price, and the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may in a form other than cash, the value of such consideration shall be as determined in good faith by at least a majority of the Outside Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)       In case the Company shall fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly dividend out of the earnings or retained earnings of the Company), assets (other than a regular quarterly dividend referred to above or a dividend payable in Common Shares, but including any dividend payable in stock other than Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)) per Common Share on such record date, less the fair market value (as determined in good faith by at least a majority of the Outside Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed on, or of such subscription rights or warrants applicable to, one Common Share, and the denominator of which shall be such Current Market Price. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d)       For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately before such date, and for purposes of computations made pursuant to Section 11(a)(iii), the “Current Market Price” per Common Share on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that such Current Market Price is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares (other than the Rights), or (B) any subdivision, split, combination or reclassification of such Common Shares, and before the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination or reclassification, then, and in each such case, the “Current Market Price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last sale price or, if not reported, the average of the high bid and low asked prices in the over-the-counter market as reported by The NASDAQ system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Outside Directors. If on any such date no market maker is making a market in the Common Shares, the “Current Market Price” per share shall mean the fair value per share as determined in good faith by at least a majority of the Outside Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

(e)       Anything herein to the contrary notwithstanding, except the last sentence of this Section 11(e), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandths of a Common Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment which would be required by this Section 11, but for the first sentence of this Section 11(e), shall be made no later than the earlier of

(i) three years from the date of the transaction or event which mandates such adjustment or (ii) the Expiration Date.

(f)        If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

(g)       All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)       Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten-thousandth of a Common Share) obtained by (i) multiplying (A) the number of Common Shares covered by a Right immediately before such adjustment, by (B) the Purchase Price in effect immediately before such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)        The Company, acting by the decision of at least a majority of the Outside Directors, may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 Business Days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j)        Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(k)       Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Shares at such adjusted Purchase Price.

(l)        In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or securities (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

(m)      Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their sole discretion a majority of the Outside Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than the Current Market Price per Common Share, (iii) issuance wholly for cash of securities which by their terms are convertible into or exchangeable for Common Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

(n)       The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (A) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) before, simultaneously with or immediately after such consolidation, merger, sale or transfer, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o)       The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, unless such action is approved by a majority of the Outside Directors.

Section 12.   Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Shares, a copy of such certificate, and (c) mail or make available by filing as an exhibit to its Current Report on Form 8-K or other filing with the Securities and Exchange Commission a brief summary thereof to each holder of a Rights Certificate (or, if before the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 26. The Rights Agent shall be fully authorized to rely and be protected in relying on any such certificate and on any adjustment therein contained.

Section 13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power.
(a)	If, following the Stock Acquisition Date, directly or indirectly,

(i)        the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

(ii)       any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares held by existing shareholders of the Company shall be changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or

(iii)      the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)),

(iv)      then, and in each such case, except as contemplated by Section 13(d), proper provision shall be made so that: (A) each holder of a Right, except as otherwise provided herein, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price multiplied by ten times the number of tenths of a Common Share for which a Right is then exercisable, in accordance with the terms of this Agreement, in lieu of the number of one-tenth of a Common Share for which such Right was exercisable immediately before the occurrence of such Section 13 Event, such number of whole validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one-tenth of a Common Share for which a Right was exercisable immediately before the occurrence of such Section 13 Event (or, if a Section 11(a)(ii) Event has occurred before the first occurrence of a Section 13 Event, multiplying a number equal to one-tenth of a Common Share for which such Right was exercisable immediately before the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately before such occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right for all purposes of this Agreement) by 50% of the Current Market Price per whole Common Share (determined pursuant to Section 11(d) of such Principal Party on the day of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

(b)       “Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or (ii), the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation, and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

(c)       (i) The Company shall not consummate any such transaction constituting a Section 13 Event unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that, as soon as practicable after the date of consummation of any transaction constituting a Section 13 Event, the Principal Party will (A) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(ii)       The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

(d)       Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and (ii) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14.	Fractional Rights and Fractional Shares.

(a)       The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. The Company may, in lieu of such fractional Rights, pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The NASDAQ system then in use or; if on any such day the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by at least a majority of the Outside Directors. If on any such day no such market maker is making a market in the Rights, the fair value of the Rights on such date shall be as determined in good faith by at least a majority of the Outside Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(b)       The Company shall not be required to issue fractions of Common Shares (other than fractions which are integral multiples of one-tenth of a Common Share) or other capital stock (other than fractions which are integral multiples of one-tenth of a Common Share) upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares (other than fractions which are integral multiples of one-tenth of a Common Share). Fractions of Common Shares in integral multiples of one-tenth of a Common Share may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have any and all the rights, privileges and preferences to which they are entitled as beneficial owners of the Common Shares represented by such depositary receipts. The Company may, in lieu of such fractional shares that are not integral multiples of one-tenth of a Common Share, pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value per whole Common Share. For purposes of this Section 14(b), the current market value per whole Common Share or other capital stock shall be the closing price of one whole Common Share or other share of capital stock (as determined in accordance with Section 11(d)) for the Trading Day immediately before the date of such exercise.

(c)       Every holder of a Right, by the acceptance of the Right, expressly waives the right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right, except as permitted by this Section 14.

Section 15.   Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, before the Distribution Date, the registered holders of the associated Common Share certificate). Any registered holder of any Rights Certificate (or, before the Distribution Date, the associated Common Share certificate), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, before the Distribution Date, the associated Common Share certificate), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights in the manner provided in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16.   Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)       before the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Shares;

(b)       on or after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly completed and fully executed and otherwise complying with any other requirements set forth in this Agreement;

(c)       subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, before the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice or knowledge to the contrary; and

(d)       Notwithstanding anything in this Agreement or the Rights to the contrary, the Company, the Board and the Rights Agent shall not have any liability to any holder of a Right or other

Person as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 17.   Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.	Concerning the Rights Agent.

(a)       The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including without limitation the costs and expenses of defending against and appealing any such claim of liability.

(b)       The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.	Merger or Consolidation or Change of Name of Rights Agent.

(a)       Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b)       In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20.   Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates (or, before the Distribution Date, the associated Common Share certificates), by their acceptance thereof, shall be bound:

(a)       The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice.

(b)       Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of any Acquiring Person and the determination of “Current Market Price”) be proved or established by the Company before taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and any such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)       The Rights Agent shall not be liable or responsible hereunder except for its own negligence, bad faith or willful misconduct.

(d)       The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)       The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 describing any such adjustment); nor shall it be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Common Shares will, when so issued, be validly authorized and issued, fully paid and non-assessable.

(f)        The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)       The Rights Agent is hereby authorized and directed to accept instructions or direction with respect to the performance of its duties hereunder from the President and Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice, instructions or direction in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions or direction of any such officer.

(h)       The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any shareholder, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)        The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be liable or responsible for any act, default, neglect or misconduct of any such attorneys or agents or for any loss or damages to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

(j)        No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k)       If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to exercise, as the case may be, has either not been duly completed and executed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer until it has received instructions with respect thereto from the Company.

Section 21.   Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company, and to each transfer agent of the Common Shares the existence of which the Rights Agent has received notice from the Company, by registered or certified mail, and to the registered holders of the Rights Certificates (or, before the Distribution Date, the associated Common Share certificates) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, by registered or certified mail, and to the registered holders of the Rights Certificates (or, before the Distribution Date, the associated Common Share certificates) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (or, before the Distribution Date, the associated Common Share certificates) who shall, with such notice, submit his Rights Certificate (or, before the Distribution Date, the associated Common Share certificates) for inspection by the Company, then the registered holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or the State of Minnesota (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota) in good standing, having an office in the State of Minnesota, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.

After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates (or, before the Distribution Date, the associated Common Share certificates). Failure to give any notice provided for in this Section 21 or to appoint a successor Rights Agent, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.   Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, but subject to Section 7(e), the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be specified by at least a majority of the Outside Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and before the Expiration Date, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options, grants or awards outstanding as of the Distribution Date under any benefit plan or arrangement for employees or directors, or upon the exercise, conversion or exchange of securities issued by the Company before the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by at least a majority of the Outside Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance could create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of issuance thereof.

Section 23.	Redemption and Termination.

(a)       The Rights may be redeemed by action of the Board pursuant to subparagraph (b) of this Section 23 or by shareholder action pursuant to subparagraph (d) of this Section 23 and shall not be redeemed in any other manner.

(b)       The Board of Directors of the Company may, at its option, at any time before the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred before the Record Date, the Close of Business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted, as determined by the Board of Directors, to reflect any transaction of the kind described in clauses (A) through (D) of Section 11(a)(i) occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). In considering whether to redeem the Rights, the Board of Directors of the Company may consider the best long-term and short-term interests of the Company, including, without limitation, the effects of the redemption of the Rights upon employees, suppliers and customers of the Company or any Subsidiary of the Company and communities in which offices or other establishments of the Company or any Subsidiary of the Company are located and all other pertinent factors. The redemption of the Rights by the Board of Directors may be effective at such time, on such basis and with such conditions as such Board of Directors in its sole discretion may establish. In addition to the right of redemption reserved in the first sentence of this subsection (b), the Board may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price after the occurrence of a Stock Acquisition Date, but before the occurrence of any transaction of the kind described in Section 13(a), if either (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries and which did not result in the occurrence of any transaction of the kind described in Section 13(a), as shall result in such Person thereafter being a Beneficial Owner of 10% or less of the outstanding shares of Common Stock of the Company, and after such transfer or other disposition there are no other Acquiring Persons, or (ii) in connection with any transaction of the kind described in Section 13(a) in which all holders of the Common Stock of the Company are treated the same and which shall not involve an Acquiring Person, an Affiliate or Associate of an Acquiring Person, any other Person in which such Acquiring Person, Affiliate or Associate has any interest or any other Person acting, directly or indirectly, on behalf of or in association with such Acquiring Person, Affiliate or Associate. Notwithstanding any other provision of this Agreement, the Rights shall not be exercisable after the first occurrence of an event specified in Section 11(a)(ii) until such time as the Company’s right of redemption hereunder has expired.

(c)       The Board shall establish a Shareholder Rights Agreement Committee (the “Committee”) to review this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company and its shareholders. The Committee shall conduct such review periodically when, as and in such manner as the Committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the Committee shall conduct such review at least once every three years. Following each such review, the Committee will report its conclusions to the Board, including any recommendation in light thereof as to whether this Agreement should be modified, terminated or the Rights redeemed. The Committee is authorized to retain such legal counsel, financial advisors and other advisors as the Committee deems appropriate in order to assist the Committee in carrying out its foregoing responsibilities under this Agreement. The Committee shall consist of directors who are eligible to serve on the Committee in accordance with the Company’s bylaws.

(d)       (i) If the Company receives a Qualified Offer, the Outside Directors of the Board shall call a special meeting of shareholders (the “Special Meeting”) for the purpose of voting on a resolution (i) accepting such Qualified Offer, as such Qualified Offer may be amended or revised by the offering

Person from time to time to increase the price per share to be paid to holders of shares of Common Stock, and (ii) authorizing the redemption of all but not less than all the then outstanding Rights at the Redemption Price pursuant to subparagraph (d)(ii) of this Section 23 (the “Resolution”). The Special Meeting shall be held on a date selected by the Board of Directors, which date shall not be less than 90 or more than 120 days after the later of (A) the date such Qualified Offer is received by the Company (the “Offer Date”) and (B) the date of any previously scheduled meeting of shareholders to be held within 60 days after the Offer Date; provided, however, that if (x) such other meeting shall have been called for the purpose of voting on a resolution with respect to another Qualified Offer and (y) the Offer Date is not later than 15 days after the date such other Qualified Offer was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting (in addition to any other matters or resolutions to be considered at such meeting) and such meeting shall be deemed to be the Special Meeting; provided, however, that in any 12-month period the Company shall not be required to hold more than one Annual Meeting and one Special Meeting; and provided further, that if the Company shall publicly announce that the Board of Directors has determined that it is in the best interest of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by such Qualified Offer, then such vote shall be postponed to a meeting called by the Board of Directors which shall occur within 90 days after the date of such announcement. The Board of Directors shall set a date for determining the shareholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Company’s Articles of Incorporation, By-Laws and applicable law. At the offering Person’s request, the Company shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the offering Person; provided, however, that the offering Person, by written agreement with the Company contained in or delivered with such request, shall have indemnified the Company against any and all liabilities resulting from any statements found to be defamatory, misstatements, misleading statements or omissions contained in or omitted from the offering Person’s proxy soliciting materials and have agreed to pay the Company’s incremental costs incurred as a result of including such material in the Company’s proxy soliciting material. Notwithstanding anything to the contrary contained this Agreement, if the Board of Directors determines that it is in the best interests of shareholders to seek an alternative transaction so as to obtain greater value for shareholders than that provided by any Qualified Offer, the Company shall be entitled to include information relating to such alternative transaction in the proxy soliciting material prepared by it in connection with the Special Meeting.

(ii)       If at the Special Meeting, the Resolution, or a resolution with respect to another Qualified Offer, receives the affirmative vote of holders of the greater of (A) a majority of the voting power of the shares of Common Stock present and entitled to vote on the Resolution, or (B) a majority of the voting power of the minimum number of shares of Common Stock entitled to vote on the Resolution that would constitute a quorum for the transaction of business at the meeting (except where the Company’s Articles of Incorporation or the South Dakota Business Corporation Act require a larger proportion or number), as such vote is determined at the Special Meeting, not giving effect to any affirmative votes cast by the offering Person or any of its Affiliates, then all of the Rights shall be redeemed by the Company pursuant to such shareholder action at the Redemption Price, effective immediately before the consummation of the Qualified Offer (provided that the Qualified Offer was to be consummated before 60 days after the date of the Special Meeting).

(iii)      Nothing in this subparagraph (d) shall be construed as limiting or prohibiting the Company or any offering Person from proposing or engaging in any acquisition, disposition or other transfer of any securities of the Company, any merger or consolidation involving the Company, any sale or other transfer of assets of the Company, any liquidation, dissolution or winding-up of the Company, or any other business combination or other transaction, or any other action by the Company or such offering Person; provided, however, that the holders of Rights shall have the rights set forth in this Rights Agreement with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

(e)       Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subparagraph (b) of this Section 23, or upon effectiveness of the redemption of the Rights pursuant to subparagraph (d) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase of value any Rights at any time in any manner other than that specifically set forth in this Section 23, or in connection with the purchase, acquisition or redemption of shares of Common Stock before the Distribution Date.

(f)        The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Per Share Market Price of the Common Stock as of the time of redemption) or any other form of consideration deemed appropriate by the Board.

Section 24.	Exchange.

(a)       The Board, acting by at least a majority of the Outside Directors, may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for Common Shares, with each Right to be exchanged for such number of Common Shares as shall equal the result obtained by dividing (x) a number equal to 100 times the Purchase Price by (y) the Current Market Price per Common Share (determined pursuant to Section 11(d)) (such number of shares being hereinafter referred to as the “Exchange Ratio”)). The Exchange Ratio shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction affecting the Common Shares that occurs after a Section 11(a)(ii) Event. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b)       Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly notify the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner provided in Section 26 shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of outstanding and exercisable Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c)       In any exchange pursuant to this Section 24, the Company, at its option, may substitute Equivalent Preferred Stock for Common Shares exchangeable for Rights.

(d)       If there shall not be sufficient Common Shares or Equivalent Preferred Stock issued but not outstanding or authorized but unissued and unreserved to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Equivalent Preferred Stock for issuance upon exchange of the Rights.

(e)       The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole Common Share, as determined pursuant to the second sentence of Section 11(d), for the Trading Day immediately before the date of exchange pursuant to this Section 24.

Section 25.	Notice of Certain Events.

(a)       If the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class (other than the Common Shares) to the holders of Common

Shares or to make any other distribution to the holders of Common Shares (other than a regular cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than (x) the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o), or (y) a merger in which the Company is the surviving corporation and no vote of shareholders of the Company is required to consummate the merger), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or (ii) at least ten Business Days before the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least ten Business Days before the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares, whichever shall be the earlier.

(b)       In case any Triggering Events shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13.

Section 26.	Notices.

(a)       Notices, communications or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Daktronics, Inc.

201 Daktronics Drive

Brookings, South Dakota 57006

Attention: Corporate Secretary

with a copy to:

Winthrop & Weinstine, P.A.

Suite 3500

225 South Sixth Street

Minneapolis, Minnesota 55402

Attn: Michele D. Vaillancourt

(b)       Subject to the provisions of Section 21, notices, communications or demands authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, N.A.

161 North Concord Exchange

South St. Paul, Minnesota 55075-0738

Attn: Wells Fargo Shareowner Services

(c)       Notices, communications or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, before the Distribution Date, the associated Common Share certificate) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company maintained by the Company, the Rights Agent or the transfer agent for the Common Shares, as appropriate.

Section 27.   Supplements and Amendments. Before the Distribution Date, and subject to the penultimate sentence of this Section 27, the Company may (acting by at least a majority of the Outside Directors), and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement, including without limitation to modify or amend the definition of Acquiring Person set forth in Section 1(a) hereof and to change the Purchase Price set forth in Section 4(a) and Section 7(b) hereof, without the approval of any holders of certificates representing Common Shares and without the approval of any holders of Rights or holders of certificates representing Rights. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may (acting by at least a majority of the Outside Directors), and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity herein, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (c) to shorten or lengthen any time period hereunder, or (d) to otherwise change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, or an Affiliate or Associate of any such Person); provided, however, that this Agreement may not be supplemented or amended to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of any such Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date or the number of Common Shares for which a Right is exercisable. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Without limiting the foregoing, the Company may at any time before such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

Section 28.   Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.	Determinations and Actions by the Board.

(a)       For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3d(d)(1)(i) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule), whether or not the Common Shares are registered under the Exchange Act.

(b)       The Board (where specifically provided for herein, acting by at least a majority of the Outside Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (where specifically provided for herein, acting by at least a majority of the Outside Directors) or to the Company (where specifically provided for herein, acting by at least a majority of the Outside Directors), or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (1) interpret the provisions of this Agreement, and (2) make all calculations and determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement this Agreement). All such actions, calculations, interpretations and determinations (including for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (where specifically provided for herein, acting by at least a majority of the Outside Directors) in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board or any director to any liability to the holders of the Rights or to any other person.

(c)	Without limiting the foregoing, nothing contained herein shall be constructed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualified Offer or any other tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any Qualified Offer or any other tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any Qualified Offer or any other tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

Section 30.   Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, before the Distribution Date, the associated Common Share certificates) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, before the Distribution Date, the associated Common Share certificates).

Section 31.   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement or the Rights to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and at least a majority of the Outside Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose of effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by such Outside Directors. Without limiting the foregoing, if any provisions requiring that a determination be made by less than the entire Board (or at a time or with the concurrence of a group of directors consisting of less than the entire Board) is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company’s Articles of Incorporation and Bylaws.

Section 32.   Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of South Dakota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 33.   Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34.   Descriptive Headings. Descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:	DAKTRONICS, INC.

By:	/s/ William R. Retterath	By:	/s/ James B. Morgan
Name:	William R. Retterath	Name:	James B. Morgan
Title:	Chief Financial Officer	Title:	Chief Executive Officer

Attest:	WELLS FARGO BANK, N.A.

By:	/s/ Susan J. Roeder	By:	/s/ Martin J. Knapp
Name:	Susan J. Roeder	Name:	Martin J. Knapp
Title:	Assistant Secretary	Title:	Officer

3992698v4

Exhibit A

[Form of Rights Certificate]

Certificate No. R-____________	_____ Rights

NOT EXERCISABLE AFTER NOVEMBER 19, 2018 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT REFERRED TO HEREIN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] THE RIGHTS SHALL NOT BE EXERCISABLE AND SHALL BE VOID SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

DAKTRONICS, INC.

RIGHTS CERTIFICATE

This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of August 28, 2008 (the “Rights Agreement”), between Daktronics, Inc., a South Dakota corporation (the “Company”), and Wells Fargo Bank, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before 5:00 p.m. (Minneapolis, Minnesota time) on November 19, 2018, at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one-tenth of one fully paid and non-assessable share of the Company’s Common Stock, no par value (the “Common Shares”), at a purchase price (the “Purchase Price”) of $100.00 per one-tenth of a Common Share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly completed and executed. The Purchase Price may be paid by cash, certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of Common Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the close of business on November 19, 2008, based on the Common Shares as constituted at such date.

Capitalized terms used herein without definition shall have the meaning given to them in the Rights Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 19, 2018, unless previously redeemed by the Company as described below. The Rights will not become exercisable in connection with a “Qualified Offer” as defined in the Rights Agreement.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common stock issued before the Distribution Date will be issued with Rights.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of Common Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events. In certain circumstances and as described in the Rights Agreement, cash, property or other securities may be issued by the Company upon the exercise hereof in lieu of Common Shares.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed, subject to the approval of at least a majority of the Outside Directors, at a redemption price of $0.01 per Right at any time before the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) or (ii) the Final Expiration Date. Subject to the provisions of the Rights Agreement, the Company may, at its option, at any time after a Section 11(a)(ii) Event, subject to the approval of at least a majority of the Outside Directors, exchange all or part of the Rights evidenced by this Certificate for Common Shares or shares of a series of preferred stock of the Company with rights, privileges and other terms substantially the same as the Common Shares.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one-tenth of a Common Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company.

Dated:

ATTEST:	DAKTRONICS, INC.

By:
Title:

Countersigned:

WELLS FARGO BANK, N.A.

By:
Authorized Officer

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto ______________________________________________________________________________

(Please print name and address of transferee)

______________________________________________________________________________ this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:
Signature

Signature Medallion Guaranteed:

The signature(s) should be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       this Rights Certificate [___] is [___] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2)       after due inquiry and to the best knowledge of the undersigned, the undersigned [___] did [___] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:
Signature

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate.)

To:	DAKTRONICS, INC.

The undersigned irrevocably hereby elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number  __________________________________

_____________________________________________________________________________________
                                                                       (Please print name and address)

_____________________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

             Please insert social security or other identifying number ___________________________________

_____________________________________________________________________________________
                                                                     (Please print name and address)

_____________________________________________________________________________________

Dated:
Signature

Signature Medallion Guaranteed:

The signature(s) should be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)       the Rights evidenced by this Rights Certificate [___] are [__] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2)       after due inquiry and to the best knowledge of the undersigned, the undersigned [__] did [__] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:
Signature

Signature Medallion Guaranteed:

NOTICES

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit B

DAKTRONICS, INC.

SUMMARY OF RIGHTS AGREEMENT

On August 28, 2008, the Board of Directors of Daktronics, Inc. (the “Company”) declared a dividend distribution of one common stock purchase right (a “Right”) for each outstanding share of the Company’s Common Stock, no par value (the “Common Shares”), payable to shareholders of record at the close of business on November 19, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company at any time following the Distribution Date (as defined below) one-tenth of a Common Share, or a combination of securities and assets of equivalent value, at a purchase price of $100.00 per one-tenth of a Common Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of August 28, 2008, between the Company and Wells Fargo Bank, N.A., as Rights Agent. The Rights Agreement is intended to be a new rights agreement that effectively extends protections similar (with certain modifications) to those provided by the Company’s previous Rights Agreement dated as of November 19, 1998 (the “1998 Agreement”), upon expiration of the 1998 Agreement at the close of business on November 19, 2008.

Initially, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and will be distributed to the holders thereof on the “Distribution Date,” which shall be the first to occur of the following: (i) the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding Common Shares, other than as a result of a Permitted Offer, as defined (the “Stock Acquisition Date”); or (ii) the close of business on the tenth business day (or such later date as the Board of Directors, acting by a majority of the Outside Directors, may determine) following the commencement of a tender offer or exchange offer (other than a Permitted Offer, as defined) that would result in a person or group beneficially owning fifteen percent (15%) or more of the outstanding Common Shares. A “Permitted Offer” means a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, before the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are Outside Directors, to be adequate and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made). “Outside Directors” are members of the Board who are not officers of the Company or any of its Subsidiaries and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of Acquiring Persons.

Until the Distribution Date, (i) the Rights will be evidenced by Common Share certificates and will be transferred with and only with such Common Share certificates, (ii) new Common Share certificates issued after November 19, 2008, will contain a notation incorporating the Rights Agreement by reference and (iii) the

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surrender for transfer of any certificate for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 19, 2018, unless earlier redeemed or exchanged by the Company as described below (the earliest of all such dates, the “Expiration Date”).

As soon as practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and thereafter, the separate Rights Certificates alone will represent the Rights. All Common Shares issued before the earlier of the Distribution Date and the Expiration Date will be issued with Rights. Common Shares issued after the Distribution Date upon the exercise of employee stock options, issuances under other employee stock benefit plans or the conversion of convertible securities issued before the Distribution Date will be issued with Rights.

If a person or group, with certain exceptions, becomes the beneficial owner of more than fifteen percent (15%) of the then outstanding Common Shares, other than as a result of a Permitted Offer, then each holder of a Right will thereafter have the right to receive, upon exercise for a purchase price of $100.00 per one-tenth of a Common Share, that number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the Purchase Price of the Right. The Rights, however, are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of an event set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or certain related persons and transferees) will be null and void. The event set forth in this paragraph is referred to as “Section 11(a)(ii) Event.”

For example, at a Purchase Price of $100.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase $200.00 worth of Common Shares (or other consideration as noted above) for $100.00. If the Common Shares had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase eight Common Shares for $80.00.

If, at any time following the Stock Acquisition Date, other than pursuant to a Permitted Offer, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or the Common Shares are changed or exchanged or (ii) fifty percent (50%) or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof for a purchase price equal to the current Purchase Price of the Right multiplied by the number of one-tenth of a Common Share for which a Right is then exercisable, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value equal to two times the Purchase Price of the Right. The events set forth in this paragraph are referred to as “Section 13 Events,” and the Section 11(a)(ii) Event and the Section 13 Events are collectively referred to as the “Triggering Events.”

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At any time after the occurrence of a Section 11(a)(ii) Event, at the election of a majority of the Outside Directors, the Company may exchange the Rights (other than Rights which have become void), in whole or in part, for Common Shares, with each Right to be exchanged for a number of Common Shares equal to the result obtained by dividing (x) a number equal to 100 times the Purchase Price by (y) the current market price per Common Share (subject to adjustment). In any such exchange, the Company, at its option, may substitute a series of preferred stock of the Company with rights, privileges and other terms substantially the same as the Common Shares.

The Purchase Price payable, and the number of Common Shares issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Common Shares, (ii) if all holders of any security of the Company are granted rights, options or warrants to subscribe for or purchase Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of Common Shares of evidences of indebtedness or assets (excluding regular cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. The Company will not be required to issue fractional Common Shares (other than fractions which are integral multiples of one-tenth a Common Share which may, at the election of the Company, be evidenced by depositary receipts), and, in lieu of such fractional Common Shares, an adjustment in cash will be made based on the market price of the Common Shares on the last trading date before the date of exercise.

In general, at any time before the first to occur of (i) ten days following the Stock Acquisition Date, or (ii) the Final Expiration Date, the Company, acting by a majority of the Outside Directors, may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, stock or other consideration deemed appropriate by the Board of Directors). Immediately upon redemption of the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $0.01 redemption price. However, if the Company receives a Qualified Offer (as defined below), the Rights may be redeemed by way of shareholder action taken at a special meeting of shareholders called by the Board for the purpose of voting on a resolution accepting the Qualified Offer and authorizing the redemption of the Rights pursuant to the provisions of the Rights Agreement. Generally, the special meeting must be held not less than 90 days and not more than 120 days after the later of the date the Qualified Offer is received and the date of any previously scheduled meeting of shareholders to be held within 60 days after the Offer Date. Such an action by shareholders requires the affirmative vote of holders of the greater of (A) a majority of the voting power of the shares of Common Stock present and entitled to vote on the resolution, or (B) a majority of the voting power of the minimum number of shares of Common Stock entitled to vote on the resolution that would constitute a quorum for the transaction of business at the meeting (except where the Company’s Articles of Incorporation or the South Dakota Business Corporation Act require a larger proportion or number), as such vote is determined at the special meeting, not giving effect to any affirmative votes cast by the offering Person or any of its Affiliates, and is effective immediately before the consummation of any Qualified Offer to be consummated within 60 days after the special meeting.

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A “Qualified Offer” is a tender offer for all outstanding shares of Common Stock not already beneficially owned by such Person that meets the following conditions:

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the same per share price and consideration is offered for all shares, and the consideration offered is no less than the then current market price for shares of Common Stock, is at least eighty percent (80%) cash (and any non-cash portion is comprised of shares listed on The NASDAQ Global Market or a national exchange), and is to be paid upon consummation of the offer,

•

on or before the commencement of the offer, the offer is accompanied by written definitive financing commitments and/or the person making the offer has on hand cash or cash equivalents, for the full amount of all financing necessary to consummate the offer and has irrevocably committed to use such cash for the offer and to set apart and maintain such cash until the offer is consummated or withdrawn,

•

the offer requests that the Company call a special meeting of shareholders to accept the offer and contains a written agreement of the person making the offer to pay at least fifty percent (50%) of the Company’s costs of the special meeting,

•	the offer by its terms remains open for at least 30 business days plus 20 business days after any change in price or after any bona fide alternative offer for a higher consideration is made,
•

the offer is accompanied by a written opinion of a nationally recognized investment banking firm, stating that the price to be paid to holders pursuant to the offer is fair and including any written presentation of such firm showing the range of values underlying such conclusion,

•	on or before the date the offer is commenced, such Person makes an irrevocable written commitment to the Company:
•

to acquire, within five Business Days upon completion of the offer, all shares of Common Stock then not beneficially owned by such Person at the same price, and for the same consideration, per share as paid in the offer,

•	not to amend its offer to reduce the price,
•	that such Person will not make another offer for the Common Stock within one year if at least two-thirds (2/3) of the common stock not owned by such Person has not been tendered, and
•

such offer is not subject to any financing, funding or similar condition, does not include any condition relating to completion of or satisfaction with any due diligence or similar investigation, and otherwise provides for usual and customary terms and conditions.

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In the determination of the fairness of any offer, the Board retains the authority to reject, advise the shareholders to reject, or take other action in response to any offer necessary to the exercise of its fiduciary duties.

Immediately upon action of the Board of Directors of the Company ordering the redemption of the Rights or upon the effectiveness of a redemption of the Rights pursuant to shareholder adoption of a resolution accepting a Qualified Offer and authorizing the redemption of the Rights, the only existing right of a holder of the Rights shall be to receive the redemption price for the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or receive dividends. The creation of the Rights should not be taxable to shareholders. Shareholders may, however, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by at least a majority of the Outside Directors of the Company because the Outside Directors may, at their option, either (i) declare the transaction to be a “permitted offer,” or (b) at any time before the close of business on the 10th Business Day following the Stock Acquisition Date, redeem the then outstanding Rights at the redemption price.

The Rights Agreement contains a so-called “TIDE” provision, which directs a shareholder rights agreement committee of the Board of Directors of the Company to review (not less than once every three years) whether maintaining the Rights Agreement continues to be in the best interest of the Company’s shareholders.

Any of the provisions of the Rights Agreement, including the definition of Acquiring Person or the Purchase Price, may be amended by at least a majority of the Outside Directors before the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by at least a majority of the Outside Directors in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen certain time periods under the Rights Agreement. However, no amendment to adjust the time period governing redemption can be made at such time as the Rights are not redeemable.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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